SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2006

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STARTECH ENVIRONMENTAL CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	0-25312	84-1286576
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

15 Old Danbury Road, Suite 203 Wilton, CT (Address of principal executive offices)		06897 (Zip code)

Registrant’s telephone number, including area code: (203) 762-2499

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On May 23, 2006, Startech Environmental Corporation (the “Company”) entered into a Stock Purchase and Registration Rights Agreement (the “Purchase Agreement”) with FB U.S. Investments, L.L.C, an Alabama limited liability company (the “Investor”), pursuant to which the Investor purchased 1,300,000 shares of the Company’s common stock, no par value (the “Common Stock”) for aggregate gross proceeds of $2,600,000. In addition to the shares of Common Stock, the Company issued the Investor warrants to purchase an aggregate of 2,600,000 additional shares of Common Stock (the “Investor Warrants”). Pursuant to the Purchase Agreement, the Company granted the Investor piggyback registration rights with respect to the shares of Common Stock purchased by the Investor as well as the shares of Common Stock issuable upon exercise of the Investor Warrants. See Item 3.02 for additional information.

Item 3.02    Unregistered Sales of Equity Securities.

Pursuant to the Purchase Agreement referred to in Item 1.01, on May 23, 2006, the Company sold in a private placement to an accredited investor an aggregate of 1,300,000 shares of Common Stock for aggregate gross proceeds of $2,600,000, and in connection therewith, issued warrants to purchase an additional 2,600,000 shares of Common Stock. The shares of Common Stock and the Investor Warrants were issued in a private placement under the exemption set forth in Section 4(2) of the Securities Act of 1933, as amended. The Investor Warrants have a term of three years. Of the total Investor Warrants issued, 1,300,000 have an exercise price of $5.00 per share, and the other 1,300,000 have an exercise price of $6.00 per share.

The foregoing summary is qualified by reference to the actual terms of the agreements and instruments that are included as exhibits with this filing.

Item 9.01    Financial Statements and Exhibits

(b)	Exhibits

Exhibit	Description

10.1	Stock Purchase and Registration Rights Agreement dated as of May 23, 2006, by and between Startech Environmental Corporation and FB U.S. Investments, L.L.C.

10.2	Form of Warrant Agreement issued by Startech Environmental Corporation to FB U.S. Investments, L.L.C.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Startech Environmental Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 26, 2006

STARTECH ENVIRONMENTAL CORPORATION

By:	/s/ Peter J. Scanlon

Peter J. Scanlon Chief Financial Officer

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